EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Donald L. Marsh, Jr. the President and Chief Operating Officer of Castle Brands Inc. (the ‘‘Registrant’’) and Alfred J. Small Chief Financial Officer of the Registrant, each hereby certifies that:

1. The Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2007, (the ‘‘Periodic Report’’), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 14, 2008

/s/ Donald L. Marsh, Jr.	/s/ Alfred J. Small
Donald L. Marsh, Jr.	Alfred J. Small
President and Chief Operating Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)